Exhibit 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     I, Robert Schneider, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of SCM Microsystems, Inc. on Form 10-K for the fiscal year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of SCM Microsystems, Inc.

Dated: March 19, 2007	By: Name: Title:	/s/ ROBERT SCHNEIDER Robert Schneider Chief Executive Officer
     I, Stephan Rohaly, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of SCM Microsystems, Inc. on Form 10-K for the fiscal year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of SCM Microsystems, Inc.

Dated: March 19, 2007	By: Name: Title:	/s/ STEPHAN ROHALY Stephan Rohaly Chief Financial Officer and Secretary
     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to SCM Microsystems, Inc. and will be retained by SCM Microsystems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.